IDS LIFE VARIABLE ANNUITY FUND A
                        IDS LIFE VARIABLE ANNUITY FUND B

                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota


Each of the undersigned, as a member of the Board of Managers and/or as an officer of IDS Life Variable Annuity Funds A & B, which are open-end, diversified investment companies organized as segregated asset accounts of IDS Life Insurance Company on behalf of the below listed registrants that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                        1933 Act              1940 Act
                                                       Reg. Number          Reg. Number

IDS Life Variable Annuity Fund A  (Fund A)               2-29081              811-1653

IDS Life Variable Annuity Fund B  (Fund B)
     Individual  (Fund B Individual)                     2-29358              811-1674
     Group  (Fund B Group)                               2-47430              811-1674


hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Eric L. Marhoun, and Timothy S. Meehan or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his or her name, place and stead any and all further filings, applications (including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to each and all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.

Dated the 20th day of April, 2000.


/s/   Gumer C. Alvero
      Gumer C. Alvero
      Manager


/s/   Rodney P. Burwell
      Rodney P. Burwell
      Manager


/s/   Lorraine R. Hart
      Lorraine R. Hart
      Vice President, Investments

/s/   Jeffrey S. Horton
      Jeffrey S. Horton
      Vice President and Treasurer



Jean B. Keffeler
Manager


/s/   Richard W. Kling
      Richard W. Kling
      Manager, Chairman of the Board and President



/s/   Thomas R. McBurney
      Thomas R. McBurney
      Manager


/s/   Timothy S. Meehan
      Timothy S. Meehan
      Secretary


/s/   William A. Stoltzmann
      William A. Stoltzmann
      General Counsel and Assistant Secretary


/s/   Philip C. Wentzel
      Philip C. Wentzel
      Controller